Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
EBHI HOLDINGS, INC., et al., [1]	)	Case No. 09-12099 (MFW)
)
	)	Jointly Administered
Debtors.	)
)

FIRST AMENDED JOINT PLAN OF LIQUIDATION OF EBHI HOLDINGS, INC., et al.

David S. Heller, Esq.

Josef S. Athanas, Esq.

LATHAM & WATKINS LLP

Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

(312) 876-7700

-and-

Michael R. Nestor (No. 3526)

Kara Hammond Coyle (No. 4410)

YOUNG, CONWAY, STARGATT & TAYLOR LLP

1000 West Street, 17th Floor

Wilmington, DE 19801

(302) 571-6600

Attorneys for the Debtors and

Debtors-in-Possession	Dated: January 26, 2010

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: EBHI Holdings, Inc. f/k/a Eddie Bauer Holdings, Inc., a Delaware corporation (2352); Amargosa, Inc. f/k/a Eddie Bauer, Inc., a Delaware corporation (9737); Gobi Fulfillment Services, Inc. f/k/a Eddie Bauer Fulfillment Services, Inc., a Delaware corporation (0882); Arabian Diversified Sales, LLC f/k/a Eddie Bauer Diversified Sales, LLC, a Delaware limited liability company (1567); Gibson Services, LLC f/k/a Eddie Bauer Services, LLC, an Ohio limited liability company (disregarded); Karakum International Development, LLC f/k/a Eddie Bauer International Development, LLC, a Delaware limited liability company (1571); Simpson Information Technology, LLC f/k/a Eddie Bauer Information Technology, LLC, a Delaware limited liability company (disregarded); Sandy Financial Services Acceptance Corporation f/k/a Financial Services Acceptance Corporation, a Delaware corporation (7532); and Sonoran Acceptance Corporation f/k/a Spiegel Acceptance Corporation, a Delaware corporation (7253). The mailing address for EBHI Holdings, Inc. is 10401 N.E. 8th Street, Suite 500, Bellevue, WA 98004.

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Exhibits

1.	Debtors

2.	Liquidating Trust Agreement

3.	Assumed Executory Contracts

INTRODUCTION

EBHI Holdings, Inc., a Delaware corporation (“EBHI”) and its affiliates and subsidiaries listed on Exhibit 1 hereto (collectively with EBHI, the “Debtors”) propose this First Amended Joint Plan of Liquidation of EBHI Holdings, Inc., et al. (the “Plan”) for the resolution and satisfaction of all Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this introduction have the meanings ascribed to them in Article 1 of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors’ history, businesses, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtors’ remaining assets and a summary and analysis of the Plan and certain related matters.

This is a liquidating Plan pursuant to which all of the Debtors’ assets are to be transferred to a liquidating trust (subject to existing Liens and encumbrances, to the extent specified in the Plan) which will liquidate the assets; as and when any funds are realized from the sale or disposition of the assets, such funds will be distributed to certain holders of Allowed Claims, whose claims against the Debtors will be exchanged for a beneficial interests in the Liquidating Trust.

The Plan is premised on the substantive consolidation of the Debtors with respect to the voting and treatment of all Claims and Interests other than General Secured Claims, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to General Secured Claims against the Debtors, which claims shall apply separately with respect to each Plan proposed by each Debtor. If the Plan cannot be confirmed as to some or all of the Debtors, in the Debtors’ sole discretion, (a) the Plan may be revoked as to all of the Debtors, or (b) the Debtors may revoke the Plan as to any Debtor not satisfying the cramdown requirements of Section 1129(b)(7) of the Bankruptcy Code (and any such Debtor’s Chapter 11 Case being converted to a chapter 7 liquidation, continued or dismissed in the Debtors’ sole discretion) and confirmed as to the remaining Debtors. A list of each Debtor who is a proponent of the Plan contained herein and its corresponding Chapter 11 Case docket number is attached hereto as Exhibit 1.

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge all holders of Claims entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent, if any, that the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Federal Bankruptcy Rule 3019 and Article 14 of this Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

ARTICLE 1

DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A. Scope of Definitions. For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, respectively. Whenever the context requires, capitalized terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. Definitions. In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

1.1 363 Sale means the sale approved under the Sale Order and consummated on August 3, 2009.

1.2 Additional Deposit Account shall mean the “Additional Deposit Account” established pursuant to the Section 506(c) Stipulation, which account was established for the purpose of paying for (i) tax and supplemental accounting support, (ii) banking, escrow and other miscellaneous expenses, (iii) consent payments required to be paid in connection with the 363 Sale, (iv) sales and use taxes, (v) real property taxes, personal property taxes and other employee benefit-related expenses, in which approximately $5,097,839.340 was deposited as of January 22, 2010.

1.3 Administrative Expense Claim means any right to payment for any cost or expense of administration (including Professional Claims) of the Chapter 11 Cases asserted or arising under sections 503, 507(a)(1), or 507(b) of the Bankruptcy Code, including, any (i) actual and necessary cost or expense of preserving the Debtors’ Estates or operating the business of the Debtors arising on or after the Petition Date, (ii) payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to section

365 of the Bankruptcy Code, (iii) cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business arising on or after the Petition Date, (iv) compensation or reimbursement of expenses of Professionals arising on or after the Petition Date, to the extent allowed by the Bankruptcy Court under section 330(a) or section 331 of the Bankruptcy Code, (v) Allowed Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code, and (vi) fees or charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code.

1.4 Administrative Expense Claims Bar Date means the first Business Day that is at least forty-five (45) days following the Effective Date.

1.5 Allowed [            ] Claim or Allowed [            ] Interest: An Allowed Claim or Allowed Interest in the particular category or Class identified.

1.6 Affiliate shall have the meaning as set forth in section 101(2) of the Bankruptcy Code.

1.7 Allowed Claim or Allowed Interest means a Claim against or Interest in the Debtors or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of Claim or Interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the applicable periods of limitation fixed by the Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court sought pursuant to Section 8.2 of the Plan or otherwise entered by the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

1.8 Asset Purchase Agreement means the Asset Purchase Agreement dated as of July 17, 2009 between the Debtors and Purchaser, as amended.

1.9 Assets means all legal or equitable pre-petition and post-petition interests of the Debtors or, after the Effective Date, the Liquidating Trust, in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, tax refunds, cash, deposit accounts, reserves, deposits, equity interests (including, without limitation, the equity interests in Tenere of Canada, Inc. and Yuma Customer Services, Inc.), contractual rights, intellectual property rights, claims, causes of actions, assumed executory contracts and unexpired leases, other general intangibles, Term Lender Assets, Other Assets and Litigation Claims, and the proceeds, products, offspring, rents or profits thereof.

1.10 Available Cash means all Other Assets Proceeds available for distribution to Beneficiaries, other than the Pre-Petition Term Parties, under the Liquidating Trust Agreement less the amount of Other Assets Proceeds deposited in the Trust Administrative Fund and the Disputed Claims Reserve.

1.11 Bankruptcy Code means title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases.

1.12 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Chapter 11 Cases.

1.13 Bankruptcy Rules means the Federal Bankruptcy Rules, the Local Rules of the Bankruptcy Court for the District of Delaware and the guidelines and requirements of the Office of the United States Trustee, as in effect on the Petition Date and as thereafter amended, as applicable from time to time in the Chapter 11 Cases.

1.14 Bar Date means September 21, 2009, which was established by the Bankruptcy Court as the deadline for filing and serving all proofs of claims upon the Debtors.

1.15 Bar Date for Governmental Unit Claims means December 14, 2009, which was established by the Bankruptcy Court as the deadline for Governmental Units to file and serve all proofs of claim upon the Debtors, including, without limitation, claims for Taxes.

1.16 Beneficial Interest means the rights and interests of each of the Beneficiaries in the Trust Estate.

1.17 Beneficiary or Beneficiaries means the holder(s) of an Allowed Claim as may be determined from time to time in accordance with the Plan and Liquidating Trust Agreement.

1.18 Business Day means any day other than a Saturday, Sunday or a “legal holiday” (as such term is defined in Federal Bankruptcy Rule 9006(a)).

1.19 Carve Out shall have the meaning set forth in the DIP Facility Order, as increased by the Section 506(c) Stipulation and the Committee Settlement Stipulation.

1.20 Carve-Out Escrow means the escrow account established pursuant to the DIP Facility Order for the purpose of satisfying Professional Claims of the Professionals employed by the Debtors and the Committee, in which approximately $5,133,277.66 was deposited as of January 22, 2010.

1.21 Cash means legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.

1.22 Chapter 11 Cases means the chapter 11 cases of the Debtors pending before the Bankruptcy Court as set forth in Exhibit 1 hereto and as being jointly administered with one another under the Case No. 09-12099 (MFW), and as to any Debtor individually, a Chapter 11 Case.

1.23 Claim means a right of a Creditor against the Debtors, or any one of them, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).

1.24 Class means a group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.

1.25 Committee Settlement Stipulation means the Stipulation by and among the Pre-Petition Term Agent, the Debtors and the Creditors’ Committee dated as of September 23, 2009 approved by the Order Authorizing the Debtors to Enter Into Stipulation with the Committee and Wilmington Trust FSB, as Administrative Agent Resolving, Releasing and Settling Claims held by the Official Committee of Unsecured Creditors dated October 22, 2009 [Docket No. 904].

1.26 Company means all of the debtors and debtors-in-possession collectively in the Chapter 11 Cases.

1.27 Confirmation means entry of the Confirmation Order by the Bankruptcy Court.

1.28 Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Federal Bankruptcy Rules 5003 and 9021.

1.29 Confirmation Hearing means the duly noticed hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

1.30 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in form and substance reasonably acceptable to the Debtors, the Creditors’ Committee, and the Pre-Petition Term Agent, as directed by the requisite Pre-Petition Term Lenders.

1.31 Creditor means any Entity who holds a Claim against any of the Debtors.

1.32 Creditor Releasees means (i) the officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Debtors, in each case as of the Petition Date or that have become officers and/or directors thereafter; (ii) the Creditors’ Committee solely with respect to each member’s conduct in furtherance of its, his, or her duties as a member of the Creditors’ Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases; (iii) the Liquidating Trustee; (iv) the Pre-Petition Term Agent and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases; (v) the Pre-Petition Term Lenders; and (vi) the Indenture Trustee and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases.

1.33 Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.34 Cure Escrow Deposit Account shall have the meaning ascribed to it in the Committee Settlement Stipulation, which definition includes the various accounts established pursuant to the Sale Order for the payment of cure amounts with respect to assumed executory contracts and unexpired leases, in which approximately $3,403,936.34 was deposited in the aggregate as of January 22, 2010.

1.35 Debtor(s) means, individually, EBHI, and each Debtor listed on Exhibit 1 hereto, and collectively all of them, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

1.36 Debtor Releasees means (i) the officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Debtors, in each case as of the Petition Date or that have become officers and/or directors thereafter; (ii) the Creditors’ Committee solely with respect to each member’s conduct in furtherance of its, his, or her duties as a member of the Creditors’ Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases; (iii) the Liquidating Trustee; (iv) the Pre-Petition Term Agent and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases; (v) the Pre-Petition Term Lenders; and (vi) the Indenture Trustee and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases.

1.37 Deficiency Claims means with respect to any Claim secured by a Lien or security interest in any property of any Debtor having a value of less than the amount of such Claim (after taking into account other Liens and security interests of higher priority in such property), the portion of such Claim equal to the difference between (a) the allowed amount of the Claim and (b) the allowed amount of the secured portion of such Claim (which allowed secured amount may be set pursuant to this Plan).

1.38 DIP Facility Order means the Final Order Pursuant to 11 U.S.C. Sections 105, 361, 362, 363 and 364 and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (1) Authorizing Incurrence by the Debtors of Post-Petition Secured Indebtedness with Priority Over Certain Secured Indebtedness and with Administrative Superpriority, (2) Granting Liens, (3) Authorizing Use of Cash Collateral by the Debtors Pursuant to 11 U.S.C. Section 363 and Providing for Adequate Protection, and (4) Modifying the Automatic Stay dated July 7, 2009. [Docket No. 313].

1.39 Disclosure Statement means that certain written disclosure statement that relates to this Plan as filed in the Chapter 11 Cases by the Debtors, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.40 Disputed Claim or Disputed Interest means a Claim or Interest, respectively, that the Debtors have Scheduled as “disputed,” “contingent” or “unliquidated,” or as to which a proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Debtors or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order.

1.41 Disputed Claims Reserve shall have the meaning set forth in Section 4.2 of the Liquidating Trust Agreement.

1.42 Distribution Record Date means the record date for the purposes of making distributions under the Plan on account of Allowed Claims, which date shall be January 28, 2010 or such other date designated in the Confirmation Order.

1.43 EBHI means EBHI Holdings, Inc., a Delaware corporation.

1.44 Effective Date means the date selected by the Debtors that is (a) at least eleven (11) days following occurrence of the Confirmation Date; and (b) no more than five (5) Business Days following the first date on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Article 10 of the Plan have been satisfied or, if waivable, waived pursuant to Section 10.4 hereof.

1.45 Effective Date Distribution means the distributions described in Section 9.10.3 hereof.

1.46 Entity means an entity as defined in section 101(15) of the Bankruptcy Code.

1.47 Estate means, with regard to each Debtor, the estate that was created by the commencement by such Debtor of its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all Assets and interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had as of the Petition Date, or which such Estate acquired after the commencement of the Chapter 11 Case, whether by virtue of sections 541, 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code, or otherwise. “Estates” has a correlative meaning.

1.48 Face Amount means (a) with respect to Disputed Claims, as defined in Section 9.8 hereof and (b) with respect to the Senior Notes Claims, the amount listed in the definition of such Claims.

1.49 Federal Bankruptcy Rule(s) means collectively, the Federal Rules of Bankruptcy Procedure, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases, and individually, a particular Federal Rule of Bankruptcy Procedure.

1.50 Fee Order means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals dated July 6, 2009, authorizing the interim payment of Professional Claims [Docket No. 290].

1.51 File or Filed means file or filed with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.52 Final Distribution means the distributions described in Section 9.11 hereof.

1.53 Final Distribution Date means the date upon which the Final Distribution is made. The Final Distribution Date shall be a date determined by the Liquidating Trustee, (a) which is after the liquidation into Cash of all assets of the Liquidating Trust (other than those assets abandoned by the Liquidating Trust) and collection of other sums due or otherwise remitted or returned to the Estates, and (b) on or after which the Liquidating Trust makes a final distribution from the Disputed Claims Reserve.

1.54 Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing has been denied or resulted in no modification of such order, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order, shall not cause such order not to be a Final Order.

1.55 Final Tax Day means the last day in the taxable year of the Liquidating Trust which includes the Termination Date (as defined in the Liquidating Trust Agreement).

1.56 General Secured Claims means all Secured Claims against the Debtors other than the Allowed Term Lender Secured Claims.

1.57 General Secured Claim Liens means the valid, perfected and enforceable Liens relating to the Allowed General Secured Claims.

1.58 General Unsecured Claims means all Unsecured Claims against the Debtors other than the Term Lender Deficiency Claims, the Intercompany Claims, the Noteholder Securities Claims and the Interests Securities Claims.

1.59 Global Stipulations means the Section 506(c) Stipulation and the Committee Settlement Stipulation, collectively.

1.60 Impaired shall have the meaning ascribed to it in Bankruptcy Code section 1124 when used with reference to a Claim or an Interest.

1.61 Indemnification Claims means the obligations of the Debtors, or any one of them, pursuant to their certificates of incorporation or other charter documents, bylaws, applicable law, any employment agreement or other express agreement operational as of the Petition Date to indemnify any of their current and former officers and directors, on the terms and subject to the limitations described therein.

1.62 Indenture means the Indenture dated April 4, 2007 among Eddie Bauer Holdings, Inc. and the subsidiary guarantors party thereto and the Indenture Trustee, as amended and/or supplemented.

1.63 Indenture Trustee means The Bank of New York Mellon, in its capacity as indenture trustee under the Indenture, or any successor thereto.

1.64 Indenture Trustee’s Expenses means the actual, reasonable and necessary fees and documented out-of-pocket expenses incurred after the Petition Date and through and including any final distribution by the Indenture Trustee. Such amounts shall include, without limitation, the actual, reasonable, necessary and documented out-of-pocket costs and expenses and reasonable fees and expenses of legal counsel to the Indenture Trustee.

1.65 Intercompany Claims means the Claims of a Debtor against any other Debtor, and shall exclude any claims of a Debtor against a non-Debtor Affiliate or a non-Debtor subsidiary.

1.66 Interest means, when used in the context of holding an equity security of the Debtors (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), an interest or share in, or warrant, option, restricted stock unit or other right asserted against, the Company of the type described in the definition of “equity security” in Bankruptcy Code section 101(16), and shall include all common stock and all warrants, options or other rights to purchase, subscribe to, or otherwise obtain common stock issued by the Company.

1.67 Interests Securities Claims means Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, which have been or could be asserted in a direct, derivative or other capacity against any Debtor arising out of, relating to or in connection with (a) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Interests; (b) the purchase, ownership or sale of the Interests; and (c) any other claims arising out of, relating to or in connection with the Interests that would be subject to section 510(b) of the Bankruptcy Code.

1.68 IRC means the Internal Revenue Code of 1986, as amended from time to time.

1.69 Lien means a charge against, interest in or other encumbrance upon property to secure payment of a debt or performance of an obligation.

1.70 Liquidating Trust means the liquidating trust established pursuant to the Liquidating Trust Agreement further described in Section 7.2 hereof, which shall act through the Liquidating Trustee.

1.71 Liquidating Trustee means the Person appointed and serving from time to time as Liquidating Trustee under the Liquidating Trust Agreement, acting in his capacity as such on behalf of the Liquidating Trust.

1.72 Liquidating Trust Agreement means the Liquidating Trust Agreement dated as of the Effective Date among the Debtors and the Liquidating Trustee, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference, and all supplements and amendments thereto.

1.73 Liquidating Trust Committee shall have the meaning set forth in Section 4.14 of the Liquidating Trust Agreement.

1.74 Litigation Claims means (a) all claims, rights and causes of action of the Debtors and their Estates of every kind or nature whatsoever, whether arising prior to, during or after the Debtors’ Chapter 11 Cases (including, without limitation, all rights, claims and causes of action arising under sections 544 through 550 of the Bankruptcy Code, except for any Released Claims and claims by the Debtors against each other.

1.75 Noteholder Securities Claims means the Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, which have been or could be asserted in a direct, derivative or other capacity against any Debtor and/or the Indenture Trustee arising out of, relating to or in connection with (a) the purchase, sale or other decision or action made or taken, or declared, failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Senior Notes; (b) the purchase, ownership or sale of the Senior Notes; and (c) any other claims arising out of, relating to or in connection with the Senior Notes that would be subject to section 510(b) of the Bankruptcy Code. Noteholder Securities Claims do not include direct claims for payment for principal, interest fees and expenses due under the Senior Notes.

1.76 Other Assets are the Assets provided as consideration to the Debtors’ estates pursuant Section 1 of the Committee Settlement Stipulation, which for ease of reference are identified below:

(a)	$6,000,000 of Cash proceeds of the 363 Sale.

(b)	the first $500,000 (or such lesser amount, which amount may be zero) remaining in the Cure Escrow Deposit Account after the beneficiaries of the Cure Escrow Deposit Account described in the Sale Order are paid pursuant to the terms and conditions as provided for in the Sale Order.

(c)	any amounts remaining in the Carve-Out Escrow after all fees and expenses of the Debtor’s professionals and Committee’s professionals and all United States Trustee fees are paid in full.

(d)	any amounts remaining in the Additional Deposit Account after the beneficiaries of the Additional Deposit Account are paid in full.

(e)	any refunds of any taxes received by the Debtors’ Estates from and after the Petition Date.

(f)	any actual payment of refunds of any taxes received by Tenere of Canada, Inc. and Yuma Customer Services, Inc. from their proceeding before the Superior Court of Justice, Commercial List, for the Judicial District of Ontario, which are subsequently paid to the Debtors’ Estates solely up to the amount of any such refunds actually received by such entities from and after the Petition Date, which, for purposes of clarity, does not include the realization on any offsets of tax refunds against tax claim amounts.

1.77 Other Assets Proceeds means the Cash proceeds of the Other Assets and any income or proceeds therefrom.

1.78 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

1.79 Other Unsecured Claims means all General Unsecured Claims against the Debtors other than the Senior Notes Claims.

1.80 Person means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit as defined in Bankruptcy Code section 101(41).

1.81 Petition Date means June 17, 2009.

1.82 Plan means this joint plan of liquidation of EBHI Holdings, Inc., et al., and all exhibits annexed hereto or referenced herein, as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code and Bankruptcy Rules.

1.83 Possessory Lienholder Claims means all Claims held by Persons to the extent such Claims are deemed to be secured, through a possessory Lien, in property in which any Estate has an interest, but only to the extent of the value of the possessory lienholders’ interest in the Estate’s interest in such property as of the Effective Date.

1.84 Pre-Petition Term Agent means Wilmington Trust FSB, as successor by assignment to JPMorgan Chase Bank, N.A., as agent for the Pre-Petition Term Lenders under the Pre-Petition Term Credit Agreement.

1.85 Pre-Petition Term Credit Agreement means that certain Amended and Restated Term Loan Agreement dated April 4, 2007, as amended from time to time.

1.86 Pre-Petition Term Lenders means the “Lenders” as defined in the Pre-Petition Term Credit Agreement.

1.87 Pre-Petition Term Parties means the Pre-Petition Term Lenders and the Pre-Petition Term Agent.

1.88 Priority Tax Claim means any Claim entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

1.89 Professional means a Person (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, 331 and 363 of the Bankruptcy Code or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

1.90 Professional Claim means a Claim of a Professional retained in the Chapter 11 Cases by the Debtors or the Creditors’ Committee pursuant to a Final Order in accordance with sections 327 or 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of actual and necessary costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.91 Pro Rata means proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

1.92 Released Claims means any claims, rights or causes of action of any of the Debtors or their Estates released pursuant to the Asset Purchase Agreement, the Sale Order, the Section 506(c) Stipulation, the Committee Settlement Stipulation, the Plan or the Confirmation Order.

1.93 Sale Order means the Order (A) Approving the Sale of the Debtors’ Assets Free and Clear of all Liens, Claims, Encumbrances, and Interests; (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (C) Establishing Rejection Procedures and Guidelines for Conducting Store Closing Sales; and (D) Extending the Deadline to Assume or Reject Unexpired Leases of Nonresidential Real Property Pursuant to 11 U.S.C. §365(D)(4). [Docket No. 508].

1.94 Scheduled means as set forth on the Schedules.

1.95 Schedules means the Schedules of Assets and Liabilities Filed by the Debtors in accordance with Bankruptcy Code section 521 and Federal Bankruptcy Rule 1007, as the same may be amended from time to time prior to the Effective Date in accordance with Federal Bankruptcy Rule 1009.

1.96 Section 506(c) Stipulation means the Stipulation by and Among Pre-Petition Agent, and Debtors dated September 23, 2009 approved by the Final Order Authorizing the Debtors to Enter Into Stipulation with Wilmington Trust FSB, as Administrative Agent Resolving 506(c) Claims And Cash Collateral Issues dated September 23, 2009 [Docket No. 771].

1.97 Secured Claim means any Claim of a Creditor, including principal, interest and any other amounts, secured by a valid, perfected, and enforceable Lien on, security interest in or charge that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, against property of any of the Estates (or the proceeds of such property) or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor’s interest in that Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a).

1.98 Security means any instrument issued by, or interest in, the Company of the type described in Bankruptcy Code section 101(49).

1.99 Senior Notes means the 5.25% Convertible Senior Notes due 2014 issued by Eddie Bauer Holdings, Inc., predecessor to Debtor EBHI under the Indenture.

1.100 Senior Notes Claims means the Unsecured Claims of the holders the Senior Notes under the Indenture, in the Face Amount of $75,842,187.50 outstanding as of the Petition Date.

1.101 Subsequent Distribution Date means the date(s) for the making of Supplemental Distributions in accordance with Section 9.10.2 hereof.

1.102 Supplemental Distribution shall be the distributions described in Section 9.10.2 hereof.

1.103 Taxes means all income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority on or from any of the Debtors.

1.104 Term Lender Adequate Protection Claim means any and all Claims of the Pre-Petition Term Parties for adequate protection, including, without limitation, adequate protection payments, under the DIP Facility Order or any other Order of the Bankruptcy Court.

1.105 Term Lender Assets means the Assets provided to the Pre-Petition Term Lenders and Pre-Petition Term Agent pursuant to Section 3 of the Committee Settlement Stipulation, which for ease of reference are identified below:

(a)	all Cash of the Debtors that from time to time comes into the possession of the Debtors’ Estates (whether from proceeds of the 363 Sale, causes of action, release of cash collateral supporting letters of credit, or otherwise) other than (i) Cash used or to be used to fund the Carve-Out Escrow, the Additional Deposit Account, and the Settlement Payment (as defined in the 506(c) Stipulation) and (ii) the Other Assets.

(b)	any amounts remaining in the Working Capital Adjustment Escrow after the beneficiaries of the Working Capital Adjustment Escrow described in the Sale Order are paid pursuant to the terms and conditions as provided for in the Sale Order.

(c)	any amounts remaining in the Cure Escrow Deposit Account after the beneficiaries of the Cure Escrow Deposit Account described in the Sale Order are paid pursuant to the terms and conditions as provided for in the Sale Order and after the first $500,000 in excess of such amounts is distributed to the Debtors from such Cure Escrow Deposit Account.

(d)	any amount distributed by Tenere of Canada, Inc. and Yuma Customer Services, Inc. from their proceeding before the Superior Court of Justice, Commercial List, for the Judicial District of Ontario on account of (i) the Debtors’ equity interests in such entities or (ii) the Debtors’ claims against such entities arising from any intercompany claims, loans, notes, transfers or other obligations, except for the amounts included in Other Assets.

1.106 Term Lender Assets Proceeds means the Cash proceeds of the Term Lender Assets.

1.107 Term Lender Deficiency Claim means the amount by which the Allowed Term Lender Secured Claim exceeds the value of the Term Lender Assets, if any.

1.108 Term Lender Secured Claim means the claim of the Pre-Petition Term Agent on behalf of the Pre-Petition Term Lenders, which is Allowed in the amount of $202,933,053.85, plus post-petition interest and all out-of pocket fees and expenses of the Pre-Petition Term Agent and the Pre-Petition Term Lenders (including, but not limited to, attorney fees, audit fees, appraiser fees and financial advisor fees) as provided for in the Committee Settlement Stipulation.

1.109 Trust Administrative Fund shall have the meaning specified in Section 4.1 of the Liquidating Trust Agreement.

1.110 Trust Estate or Trust Assets means the Assets, including, without limitation, the Term Lender Assets and the Other Assets, all of which shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust as of the Effective Date of the Plan, plus any and all net income earned on the foregoing.

1.111 Unimpaired means any Claim that is not Impaired.

1.112 United States Trustee means the United States Trustee appointed under section 581(a)(3) of title 28 of the United States Code to serve in the District of Delaware.

1.113 Unsecured Claim means any Claim against the Debtors, excluding Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, Term Lender Secured Claims, Term Lender Adequate Protection Claims and General Secured Claims. Unsecured Claims shall include (a) any Indemnification Claims arising from or attributable to actions prior to the Petition Date but only to the extent not covered by applicable directors and/or officers’ insurance coverage and (b) all Deficiency Claims.

1.114 Working Capital Adjustment Escrow shall have the meaning set forth in the Committee Settlement Stipulation, in which approximately $729,615.00 was deposited as of January 22, 2010.

C. Rules of Interpretation

1. In the event of an inconsistency: (a) the provisions of the Plan shall control over the contents of the Disclosure Statement or the Liquidating Trust Agreement; and (b) the provisions of the Confirmation Order shall control over the contents of the Plan.

2. For the purposes of the Plan:

(a) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party’s consent unless such document expressly provides otherwise;

(b) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or Plan schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

(c) unless otherwise specified, all references in the Plan to “Sections,” “Articles,” “Exhibits” and “Plan Schedules” are references to Sections, Articles, Exhibits and Plan Schedules of or to the Plan;

(d) the words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

(e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

(f) the word “including” means “including without limitation.”

3. Whenever a distribution of property is required to be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter.

4. All Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are Filed.

5. Subject to the provisions of any contract, certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

6. This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Pre-Petition Term Agent, the Creditors’ Committee and its members, and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentum” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, any of the Plan Exhibits, or any contract, instrument, release, indenture, or other agreement or document generated in connection herewith.

7. The terms and conditions of the Section 506(c) Stipulation and the Committee Settlement Stipulation are fully incorporated herein by reference and nothing provided for in the Plan or Liquidating Trust Agreement shall modify, amend, supersede or otherwise alter any parties’ rights or obligations arising under either the Section 506(c) Stipulation or the Committee Settlement Stipulation; provided, however, that Section 1(f) of the Committee Stipulation shall be superseded in all respects by Section 1.76(f) of the Plan (Definition of “Other Assets”).

D. Computation of Time. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Federal Bankruptcy Rule 9006(a) shall apply.

ARTICLE 2

TREATMENT OF UNCLASSIFIED CLAIMS

2.1 Administrative Expense Claims. Subject to the allowance procedures and deadlines provided herein, on the Effective Date or as soon thereafter as is practicable in recognition of the applicable claims resolution process set forth herein, the holder of an Allowed Administrative Expense Claim shall receive on account of the Allowed Administrative Expense Claim and in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Expense Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Expense Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Administrative Expense Claim have agreed upon in writing; provided, however, that Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto and Professional Claims shall be paid in accordance with Section 2.3; provided, further, that any payments made on account of an Allowed Administrative Expense Claim shall be made solely from Other Assets Proceeds.

2.2 Statutory Fees. On or before the Effective Date, all fees due and payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in full, in Cash, solely from Other Assets Proceeds.

2.3 Professional Claims. On or prior to the Administrative Expense Claims Bar Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date. Within ten (10) days after entry of a Final Order with respect to its final fee application, the Liquidating Trustee shall pay the Allowed Claims of each Professional solely from Cash in the Carve-Out Escrow or from Other Assets Proceeds.

2.4 Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtors, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the Effective Date or as soon as practicable thereafter in recognition of the applicable claims reconciliation process set forth herein and on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance, compounded annually from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors on or prior to the date ninety (90) days after the Effective Date, provided such treatment is on more favorable terms to the Debtors, as the case may be, than the treatment set forth in subsection (a) hereof; or (c) payment in full, in Cash to all holders of Allowed Priority Tax Claims that have not agreed to less favorable terms made on the Effective Date or as soon thereafter as is practicable in recognition of the applicable claims reconciliation process set forth herein; provided, however, that any payment made on account of an Allowed Priority Tax Claim shall be made solely from Other Assets Proceeds.

2.5 Deadline for Filing Administrative Expense Claims.

2.5.1 Administrative Expense Claims Other Than Tax Claims. Other than with respect to (i) Administrative Expense Claims for which the Bankruptcy Court previously has established a bar date, and (ii) Tax Claims addressed in Section 2.5.2 below, any and all requests for payment or proofs of Administrative Expense Claims, including Claims of all Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases), must be Filed and served on the Liquidating Trustee and its counsel no later than the Administrative Expense Claims Bar Date. Objections to any such Administrative Expense Claims must be Filed and served on the claimant no later than ninety (90) days after the Administrative Expense Claims Bar Date, which date may be extended by application to the Bankruptcy Court. The Liquidating Trustee shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Expense Claims.

Holders of Administrative Expense Claims, including all Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases), that are required to File a request for payment or proof of such Claims and that do not File such requests or proofs of Claim on or before the Administrative Expense Claims Bar Date shall be forever barred from asserting such Claims against the any of the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee, any other Person or Entity, or any of their respective property.

2.5.2 Tax Claims. All requests for payment of Claims by a Governmental Unit (as defined in Bankruptcy Code section 101(27)) for Taxes (and for interest and/or penalties or other amounts related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be Filed on or before the later of: (a) sixty (60) days following the Effective Date; or (b) to the extent applicable, ninety (90) days following the filing of a tax return for such Taxes (if such Taxes are assessed based on a tax return) for such tax year or period with the applicable Governmental Unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other amounts due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Debtors or any non-Debtor member of the Debtors’ consolidated tax group, the Estates, the Liquidating Trust, the Liquidating Trustee or any other Entity, or their respective property, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.

ARTICLE 3

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. General. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests in the Debtors. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest falls within the description of that

Class. A Claim or Interest is also placed in a particular Class for purposes of receiving a distribution under the Plan, but only to the extent such Claim or Interest is an Allowed Claim or Interest and has not been paid, released, or otherwise settled prior to the Effective Date. Except as otherwise expressly set forth in this Plan, a Claim or Interest which is not an Allowed Claim or Allowed Interest shall not receive any payments, rights or distributions under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Expense Claims of the kinds specified in section 507(a)(1) and Priority Tax Claims of the kinds specified in section 507(a)(8) of the Bankruptcy Code have not been classified and are treated as set forth in Article 2 above.

B. Classification. As stated above, the Plan is premised on the substantive consolidation of the Debtors with respect to the voting and treatment of all Claims and Interests other than Class 2 Claims, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the treatment of Class 2 Claims. The following summary is for the convenience of all interested parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests in Articles 4 and 5 of the Plan.

3.1 Class 1: Other Priority Claims. Class 1 consists of all Other Priority Claims.

3.2 Class 2: General Secured Claims. Class 2 consists of all General Secured Claims, including Possessory Lienholder Claims.

3.3 Class 3: Term Lender Secured Claim. Class 3 consists of the Term Lender Secured Claim, the Allowed Term Lender Deficiency Claim and any Term Lender Adequate Protection Claim.

3.4 Class 4: General Unsecured Claims. Class 4 consists of all General Unsecured Claims.

3.5 Class 5: Noteholder Securities Claims. Class 5 consists of all Noteholder Securities Claims.

3.6 Class 6: Intercompany Claims. Class 6 consists of all Intercompany Claims.

3.7 Class 7A: Interests. Class 7A consists of all Interests.

3.8 Class 7B: Interests Securities Claims. Class 7B consists of all Interests Securities Claims.

ARTICLE 4

IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

4.1 Unimpaired Classes of Claims and Interests. Class 1 Other Priority Claims and Class 2 General Secured Claims are not Impaired by the Plan.

4.2 Impaired Classes of Claims and Interests. Class 3 Term Lender Secured Claim, Class 4 General Unsecured Claims, Class 5 Noteholder Securities Claims, Class 6 Intercompany Claims, Class 7A Interests and Class 7B Interests Securities Claims are Impaired by the Plan.

ARTICLE 5

PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

5.1 Class 1 (Other Priority Claims). On the Effective Date or as soon thereafter as is reasonably practicable in recognition of the applicable claims reconciliation process set forth herein, each Allowed Other Priority Claim shall receive from the Other Assets

Proceeds, in full satisfaction, settlement and release of and in exchange for such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Other Priority Claim have agreed upon in writing.

5.2 Class 2 (General Secured Claims). On the Effective Date or as soon thereafter as is practicable in recognition of the applicable claims reconciliation process set forth herein, each Allowed General Secured Claim that was not assumed by the Purchaser in connection with the 363 Sale shall receive from the Other Assets Proceeds, in full satisfaction, settlement and release of and in exchange for such Allowed General Secured Claim, (a) Cash equal to the amount of such Allowed General Secured Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed General Secured Claim have agreed upon in writing, and the Liens and security interests on the Debtors’ Assets securing such Allowed General Secured Claim shall be released and the Debtors and their Estates shall have no further liability therefor; provided, however, that any Deficiency Claims of holders of Class 2 General Secured Claims shall not constitute Class 2 General Secured Claims and shall be treated as Class 4 General Unsecured Claims hereunder.

5.3 Class 3 (Term Lender Secured Claim). The Pre-Petition Term Agent shall receive, for the benefit of the Pre-Petition Term Lenders, in full satisfaction, settlement and release of and in exchange for the Allowed Term Lender Secured Claim, periodic distributions from the Liquidating Trust of the Term Lender Assets Proceeds pursuant to the terms of the Committee Settlement Stipulation.

The Allowed Term Lender Deficiency Claim and any Term Lender Adequate Protection Claim were released by the Pre-Petition Term Agent on behalf of the Pre-Petition Term Parties as part of the Committee Settlement Stipulation. Therefore, no distributions shall be made on account of the Allowed Term Lender Deficiency Claim or any Term Lender Adequate Protection Claim and, on the Effective Date, the Allowed Term Lender Deficiency Claim and any Term Lender Adequate Protection Claim shall be cancelled.

5.4 Class 4 (General Unsecured Claims). After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Expense Claims, Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan, and (b) the treatment provided in the Plan for Allowed Claims in Classes 1 and 2, all remaining Available Cash (if any) shall be allocated Pro Rata among holders of Senior Notes Claims and Allowed Other Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall receive, on account of its Allowed General Unsecured Claim, periodic distributions from the Liquidating Trust of its share of Available Cash allocable on account of its Allowed General Unsecured Claim, shared Pro Rata with the holders of other Allowed General Unsecured Claims.

5.5 Class 5 (Noteholder Securities Claims). Holders of Noteholder Securities Claims will not receive any distribution under the Plan on account of their Claims and, on the Effective Date, the Noteholder Securities Claims will be cancelled.

5.6 Class 6 (Intercompany Claims). As a result of substantive consolidation of the Debtors for distribution purposes under the Plan as provided in Section 7.1 hereof, holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled; provided, however, Class 6 shall exclude any claims of a Debtor against a non-Debtor Affiliate or a non-Debtor subsidiary.

5.7 Class 7A (Interests). Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

5.8 Class 7B (Interests Securities Claims). Holders of Interests Securities Claims will not receive any distribution of property under the Plan on account of their Claims and, on the Effective Date, the Interest Securities Claims will be cancelled.

ARTICLE 6

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 Assumption, Assignment and Rejection Pursuant to the Sale Order. Pursuant to the Sale Order, the Bankruptcy Court established deadlines and procedures for the assumption and rejection of executory contracts and unexpired leases by the Debtors at the direction of the Purchaser and allocated responsibility for payment of cure amounts between the Debtors and the Purchaser. Any executory contracts and unexpired leases of the Debtors not assumed and assigned to the Purchaser or rejected prior to the Effective Date or with respect to which the Debtors have not Filed a Notice of Assumption and Assignment prior to the Effective Date (the “Remaining Contracts”) shall be rejected pursuant to Section 6.5 of this Plan unless assumed or assumed and assigned pursuant to Section 6.2 of this Plan. Notwithstanding anything in this Article 6 to the contrary, to the extent the Debtors have Filed a Notice of Assumption and Assignment prior to the Effective Date with respect to an executory contract or unexpired lease to be assumed and assigned to the Purchaser, but the Bankruptcy Court has not yet entered an order approving such assumption and assignment and fixing the cure amount therefor, any cure amount not assumed by the Purchaser in connection with the 363 Sale shall be paid solely from the Cure Escrow Deposit Account in accordance with the Sale Order.

6.2 Assumption and Assignment of Remaining Contracts. As of the Effective Date, the Debtors shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the Remaining Contracts of the Debtors that are identified in Exhibit 3 hereto that have not expired under their own terms prior to the Effective Date. The Debtors reserve the right to amend such Exhibit not later than twenty (20) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.5 hereof; or (b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section. The Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors’ Committee not later than twenty (20) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this Section 6.2, as of the Effective Date.

6.3 Cure Payments; Assurance of Performance. Any monetary defaults under each Remaining Contract to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following ways: (a) by payment of the default amount in Cash, in full on the Effective Date solely from the Cure Escrow Deposit Account or from Other Asset Proceeds; or (b) by payment of the default amount on such other terms as may be agreed to by the Debtors and the non-Debtor parties to such Remaining Contract solely from the Cure Escrow Deposit Account or from Other Asset Proceeds. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Debtors, the Liquidating Trustee, or an assignee thereof to provide adequate assurance of future performance under the Remaining Contract to be assumed or assumed and assigned, as applicable, or (iii) any other matter pertaining to assumption or assumption and assignment of the Remaining Contract to be assumed, the Debtors or the Liquidating Trust shall pay all required cure amounts, first from the Cure Escrow Deposit Account, until exhausted, and then from Other Asset Proceeds, promptly following the entry of a Final Order resolving the dispute.

6.4 Objections To Assumption of Remaining Contracts. To the extent that any party to a Remaining Contract identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any other objection with respect to any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any Remaining Contract identified in Exhibit 3 hereto that is mailed to any party to any such Remaining Contract along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation of the Plan; and (b) as to any Remaining Contract identified in any subsequent amendments to Exhibit 3 hereto that is mailed to any party to any such Remaining Contract not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and the Debtors, the proposed Liquidating Trustee and counsel thereto, as the case may be, if applicable, no later than the earlier of (i) twenty (20) days after such subsequent amendment is served and (ii) one (1) day prior to the Confirmation Hearing.

Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for “cure” in Exhibit 3 hereto is the amount necessary to cover any and all outstanding defaults under the Remaining Contract to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such Remaining Contract.

If any assumption of a Remaining Contract proposed herein for any reason is not approved by the Bankruptcy Court, then the Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such Remaining Contract, to deem such Remaining Contract to have been rejected pursuant to the provisions of Section 6.5 below.

6.5 Rejection. Except for those executory contracts and unexpired leases that (a) are assumed pursuant to this Plan, (b) have been previously assumed, assumed and assigned or rejected pursuant to previous orders of the Bankruptcy Court, or (c) are the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to section 365 of the Bankruptcy Code; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit 3 nor anything contained in this Article 6 shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns, including, but not limited to, the Liquidating Trust, has any liability thereunder.

6.6 Approval of Rejection; Rejection Damages Claims Bar Date. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving the rejection of executory contracts and unexpired leases under Section 6.5 above pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty (30) days after the mailing of notice of the entry of the Confirmation Order, or such Claim shall receive no distribution under the Plan or otherwise on account of such Claim.

ARTICLE 7

MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

7.1 Substantive Consolidation of Claims against Debtors for Plan Purposes Only. The Plan is premised on the substantive consolidation of all of the Debtors with respect to the treatment of all Claims and Interests except for the General Secured Claims in Class 2, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the Class 2 Claims, which shall be deemed to apply separately with respect to the Plan proposed by each Debtor. This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court that it grant substantive consolidation with respect to the treatment of all Claims and Interests other than Class 2 Claims as follows: on the Effective Date, (a) all Class 6 Intercompany Claims will be eliminated (except to the extent such claims are by a Debtor against a non-Debtor Affiliate or a non-Debtor subsidiary); (b) all Assets and liabilities of the Debtors will be merged or treated as though they were merged (except to the extent they secure any Allowed General Secured Claim); (c) all guarantees of the Debtors of the obligations of any other Debtor and any joint or several liability of any of the Debtors shall be eliminated; and (d) each and every Claim or Interest (except for General Secured Claims) against any Debtor shall be deemed Filed against the consolidated Debtors and all Claims (except for General Secured Claims) Filed against more than one Debtor for the same liability shall be deemed one Claim against any obligation of the consolidated Debtors.

7.2 The Liquidating Trust.

7.2.1 Establishment of the Liquidating Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, shall execute the Liquidating Trust Agreement and take all steps necessary to establish the Liquidating Trust. The Liquidating Trustee shall be Larry Waslow.

7.2.2 Purpose of Liquidating Trust. The Liquidating Trust is being established for the sole purpose of liquidating the Debtors’ Assets and distributing the proceeds thereof to certain holders of Allowed Claims, as identified in and prescribed by this Plan. The Liquidating Trust shall not continue or engage in any trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Unless otherwise required by law, all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

7.2.3 Contribution of Assets to the Liquidating Trust. On the Effective Date of the Plan, each of the Debtors shall transfer and assign all of its respective Assets to the Liquidating Trust free and clear of all Liens, Claims, interests and encumbrances. All of the Term Lender Assets transferred to the Liquidating Trust shall be transferred subject to the Liens of the Pre-Petition Term Agent in favor of the Pre-Petition Term Lenders, and the Carve-Out Escrow shall be transferred subject to the Carve Out. Title to all Assets contributed to the Liquidating Trust shall vest in the Liquidating Trust on the Effective Date following the transfer.

7.2.4 Valuation of Trust Assets. As soon as possible after the Effective Date, but in no event later than ninety (90) days thereafter, the Liquidating Trustee, based upon his good faith determination after consultation with his counsel, shall inform the Beneficiaries in writing solely as to his estimate of the value of the assets transferred to the Liquidating Trust and the value of such assets allocable to the Holders of Allowed Claims in Classes 3 and 4. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Beneficiaries) for all federal income tax purposes, and the parties shall file tax returns consistent with such valuation; provided, however, that such valuation shall not be binding on the Liquidating Trustee or any other party for any other purposes, including without limitation in regard to the liquidation of the Trust Assets, whether by disposition, liquidation, litigation, settlement, or otherwise

7.2.5 Certain Federal Income Tax Matters. For U.S. federal income tax purposes, the Debtors, the Liquidating Trustee and the Beneficiaries will treat the transfer of assets to the Liquidating Trust as a transfer by the Debtors of the assets (net of any applicable liabilities) to the Beneficiaries (to the extent of the value of their respective interests in the applicable Liquidating Trust Assets), followed by a transfer of such assets (net of any applicable liabilities) by the Beneficiaries to the Liquidating Trust (to the extent of the value of their respective interests in the applicable Liquidating Trust Assets). For U.S. federal income tax purposes, the Liquidating Trust (except with respect to the Disputed Claims Reserve) will be treated as one or more grantor trusts, and the Beneficiaries will be treated as the grantors and deemed owners of the Liquidating Trust.

7.3 Continuation of Automatic Stay. In furtherance of the implementation of the Plan, except as otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect and apply to all Beneficiaries and creditors holding claims against the Debtors, the Estates, the Assets, the Liquidating Trustee, the Liquidating Trust and the Trust Assets until the Final Distribution Date.

7.4 Transfer of Equity Interests in Canadian Subsidiaries. On the Effective Date, (i) the Debtors’ equity interests in Tenere of Canada, Inc. and Yuma Customer Services and (ii) the Debtors’ claims against such entities arising from any intercompany claims, loans, notes, transfers or other obligations shall be transferred by the Debtors to the Liquidating Trustee, and continue to be subject to the Liens of the Pre-Petition Term Agent in favor of the Pre-Petition Term Lenders. The Liquidating Trustee (or his duly appointed successor) shall exercise his powers as the sole shareholder to appoint himself as the sole officer and director of Tenere of Canada, Inc. and Yuma Customer Services, Inc.

7.5 Cancellation of Senior Notes. On the Effective Date, the Indenture and the Senior Notes shall be cancelled; provided, however, that the Indenture shall continue in effect solely for the purposes of (A) permitting the Indenture Trustee to make the distributions to be made on account of Senior Notes Claims as provided for in the Plan and (B) maintaining and enforcing the Indenture Trustee’s indemnity, priority of payment, and Lien rights, if any, against the distributions on account of the Senior Notes under the Indenture. Upon the cancellation, the Indenture Trustee, its agents, attorneys and employees will be released from all obligations, claims or liabilities that are based in whole or in part on any act or omission, transaction, event or other occurrence in connection with the Indenture taking place on or prior to the Effective Date (but the Indenture Trustee shall retain the right to enforce the Debtors’ and the Liquidating Trustee’s obligations under this Plan, and the contracts, instruments, releases, agreements and documents delivered under this Plan).

7.6 Post-confirmation Operations. Following Confirmation and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan. On and after the Effective Date, all such officers and directors shall be deemed to have resigned.

7.7 Post-confirmation Funding of Plan. Payment of Allowed Administrative Expense Claims, Statutory Fees, Priority Tax Claims, Class 1 Claims and Class 2 Claims shall be funded solely from the Available Cash. Payment of Class 3 Claims shall be funded from the Term Lender Assets.

7.8 Post-Effective Date Funding of Operations. The Liquidating Trust may set aside such portion of the Other Asset Proceeds as the Liquidating Trustee deems reasonably appropriate in the Trust Administrative Fund to fund objections to Claims and the administration of the Liquidating Trust.

7.9 Dissolution of the Company. As soon as practicable after the Effective Date, each of the Debtors will be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that pursuant to section 1124(b) of the Bankruptcy Code, the Liquidating Trustee shall be authorized to file each Debtor’s final tax returns, and shall be authorized to file and shall file with the official public office for keeping corporate records in each Debtor’s state of incorporation a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Liquidating Trustee without need for any action or approval by the shareholders or Board of Directors of any Debtor. From and after the Effective Date, the Debtors (i) for all purposes shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to this Plan all Interests and all Intercompany Claims, and (iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

7.10 Closing of the Chapter 11 Cases. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Assets contributed to the Liquidating Trust have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidating Trust), and such Cash has been distributed in accordance with the Liquidating Trust Agreement and this Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

7.11 Post-Effective Date Litigation Claim Settlements and Asset Sales. Except as otherwise set forth in this Plan, the Confirmation Order or the Liquidating Trust Agreement, on and after the Effective Date, (a) the Liquidating Trustee shall not be required to obtain approval of the Bankruptcy Court to settle Litigation Claims or sell Assets owned by the Liquidating Trust and (b) none of the non-Debtor subsidiaries shall be required to obtain approval of the Bankruptcy Court to sell their assets.

7.12 Post-Effective Date Reporting. As promptly as practicable after the making of any distributions that are required under this Plan to be made on the Effective Date or as soon as practicable thereafter in recognition of the applicable claims reconciliation process, but in any event no later than ten (10) Business Days after the making of such distributions, the Liquidating Trustee shall File with the Bankruptcy Court and serve on the United States Trustee a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, the Liquidating Trustee shall File with the Bankruptcy Court and serve on the United States Trustee quarterly reports summarizing the cash receipts and disbursements of the Liquidating Trust for the immediately preceding three-month period. Each quarterly report shall also state the Liquidating Trust’s cash balances as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth (15th) day of each January, April, July and October until all Final Distributions under this Plan have been made.

ARTICLE 8

POSTCONFIRMATION LITIGATION

8.1 Transfer and Enforcement of Causes in Action. Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, after transfer of the Assets to the Liquidating Trust pursuant to Section 7.2.3 hereof, the Liquidating Trustee (and to the extent retained by the Liquidating Trust to perform such work, any other Person) will have the exclusive right to enforce any and all causes of action against any Entity and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Entity whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, but excluding Released Claims.

8.2 Objections to Claims. Subject to applicable law, from and after the Effective Date, the Liquidating Trustee shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules, the Liquidating Trust Agreement and this Plan. Objections to any Claim other than an Administrative Expense Claim (for which the objection deadline is set forth in Section 2.5.1) must be Filed and served on the claimant no later than the later of (x) ninety (90) days after the date the Claim is Filed or (y) ninety (90) days after the Effective Date or such other date as may be ordered from time to time by the Court. The Debtors or the Liquidating Trustee, as the case may be, shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Claims.

ARTICLE 9

DISTRIBUTIONS

9.1 No Duplicate Distributions. In accordance with Section 7.1 hereof and unless otherwise expressly provided herein, to the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan and the Liquidating Trust Agreement.

9.2 Distributions by the Indenture Trustee. The Indenture Trustee’s Expenses up to $100,000 shall be an Allowed Administrative Expense Claim. The Indenture Trustee and its professionals shall not be required to file a motion or application for compensation so long as the aggregate post-petition fees and expenses of the Indenture Trustee and its professionals are less than $100,000. Distributions under this Plan on account of Allowed Claims arising from or out of the Senior Notes shall be made by the Liquidating Trust to the Indenture Trustee, as disbursing agent for such Allowed Claims, for further distribution to holders of such Allowed Claims. Any such distributions shall be made by the Indenture Trustee pursuant to the Indenture and the Plan (i) first, to the Indenture Trustee for the Indenture Trustee’s Expenses, to the extent allowed under the Indenture; and (ii) thereafter, on account of the Allowed Claims arising from or out of the Indenture, as the case may be.

9.3 Record Date for Distributions to the Indenture Trustee. At the close of business on the Distribution Record Date, the transfer records for the Indenture shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Debtors, the Liquidating Trust, the Liquidating Trustee and the Indenture Trustee shall have no obligation to, and shall not, recognize any transfer of Claims arising from or out of the Indenture occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

9.4 Delivery of Distributions in General. Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change filed with the Bankruptcy Court or delivered to the Liquidating Trustee after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been Filed and the Liquidating Trustee has not received a written notice of a change of address.

9.5 Cash Payments. Except as otherwise provided in the Liquidating Trust Agreement or the Confirmation Order, cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Liquidating Trustee.

9.6 Interest on Claims. Except as required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Allowed Claim first and then, to the extent the consideration exceeds the principal amount of the Allowed Claim, to the portion of such Allowed Claim representing accrued but unpaid interest.

9.7 No De Minimis Distributions. No payment of Cash in an amount of less than $100.00 shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be made part of the Available Cash for use in accordance with this Plan and the Liquidating Trust Agreement. If the Available Cash for the Final Distribution is less than $25,000, and the Liquidating Trustee, in his sole discretion, determines that it would cost more than $10,000 to distribute such funds, the Liquidating Trustee may donate such funds to the charity of his choice.

9.8 Face Amount. Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Article, the “Face Amount” of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

9.9 Undeliverable Distributions. If the distribution check to any holder of an Allowed Claim is not cashed within 90 days after issuance by the Debtors or Liquidating Trustee, after consultation with the Liquidating Trust Committee, the Liquidating Trustee may give a stop payment order with respect to the check and no further distributions shall be made to such holder on account of such Allowed Claim. Such Allowed Claim shall be discharged and the holder of such Allowed Claim shall be forever barred from asserting such Claim against the Liquidating Trust, the Liquidating Trustee, the Debtors, their Estates or their respective property. In such cases, any Cash held for distribution on account of such Claim shall (i) become the property of the Liquidating Trust, (ii) if applicable, be returned by the Indenture Trustee to the Liquidating Trustee, and (iii) be distributed to other Creditors in accordance with the terms of this Plan and the Liquidating Trust Agreement.

9.10 Timing of Distributions. The Liquidating Trust shall make distributions to the holders of various Allowed Claims as follows:

9.10.1 Distributions to Holder of Class 3 Claim. The Liquidating Trust shall make distributions from the Term Lender Assets Proceeds to the Pre-Petition Term Agent for the benefit of the Pre-Petition Term Lenders from time to time as and when required by the Committee Settlement Stipulation.

9.10.2 Distributions to Holders of Class 4 Claims. Unless otherwise provided in this Plan, to the extent there is Available Cash subsequent to the Administrative Expense Claims Bar Date, the Liquidating Trustee shall distribute from the Other Assets Proceeds such Available Cash to the Beneficiaries entitled thereto from time to time in accordance with Section 5.2(c) of the Liquidating Trust Agreement.

9.10.3 Distributions to Holders of Other Claims. On the Effective Date, or as soon thereafter as practicable, the Liquidating Trust shall distribute to the holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Class 1 Claims and Allowed Class 2 Claims the distributions for each respective Class as set forth in the Plan.

9.11 Final Distribution. The Liquidating Trustee shall make a final distribution in accordance with Section 5.6 of the Liquidating Trust Agreement.

9.12 Disputed Claims Reserves. The Liquidating Trustee shall establish reserves for Disputed Claims in accordance with the terms of the Liquidating Trust Agreement.

9.13 Compliance with Tax Requirements. In connection with the Plan and the distributions made in accordance therewith, to the extent applicable, the Debtors and the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

ARTICLE 10

CONDITIONS PRECEDENT

10.1 Conditions to Confirmation. The following are each conditions to entry of the Confirmation Order:

10.1.1 The Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors, the Pre-Petition Term Agent, at the direction of the requisite Pre-Petition Term Lenders, and the Creditors’ Committee.

10.2 Conditions to the Effective Date. The Plan shall not become effective and the Effective Date shall not occur unless and until:

10.2.1 The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtors, the Pre-Petition Term Agent, at the direction of the requisite Pre-Petition Term Lenders, and the Creditors’ Committee;

10.2.2 No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 10.2 are satisfied, or, if permitted, waived;

10.2.3 All documents, instruments and agreements, in form and substance reasonably satisfactory to the Debtors, the Pre-Petition Term Agent, at the direction of the requisite Pre-Petition Term Lenders, and the Creditors’ Committee, provided for under this Plan or necessary to implement this Plan, including, without limitation, the Liquidating Trust Agreement, shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby;

10.2.4 Subject to the terms of the Global Stipulations, there shall exist sufficient Available Cash to pay all estimated Allowed Administrative Expense Claims, Allowed Other Priority Claims, Allowed Priority Tax Claims and Allowed General Secured Claims; and

10.2.5 The Confirmation Order shall have become a Final Order.

10.3 Termination of Plan for Failure To Become Effective. If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this Section 10.3 are waived in writing by the Debtors.

10.4 Waiver of Conditions. The Debtors may waive any or all of the conditions set forth in Sections 10.1 and/or 10.2 (other than the conditions set forth in Sections 10.2.1, 10.2.4 and 10.2.5) of this Plan subject to the consent of the Pre-Petition Term Agent, at the direction of the requisite Pre-Petition Term Lenders, and the Creditors’ Committee.

10.5 Notice of Effective Date. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall file with the Bankruptcy Court the “Notice of Effective Date” in a form reasonably acceptable to the Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that this Plan has become effective; provided, however, that the Debtors shall have no obligation to notify any Person other than counsel to the Creditors’ Committee of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the Effective Date specified in such filing. A courtesy copy of the Notice of Effective Date may be sent by United States mail, postage prepaid (or at the Company’s option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Federal Bankruptcy Rule 2002.

ARTICLE 11

EFFECT OF CONFIRMATION

11.1 Jurisdiction of Court. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including among other things, jurisdiction over the subject matters set forth in Article 12 of this Plan.

11.2 Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Interest in the Debtors and its respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted the Plan.

11.3 Exculpation. Except as otherwise specifically provided in this Plan, none of the Debtors or the Creditors’ Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), the Pre-Petition Term Agent, the Pre-Petition Term Lenders, the Indenture Trustee, nor any of such parties’ respective present members (with respect to members of the Creditors’ Committee, solely with respect to each member’s conduct in furtherance of its, his, or her duties as a member of the Creditors’ Committee, and not with respect to the actions of such members as individual creditors), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties’ successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities (if any) under this Plan.

Notwithstanding any other provision of this Plan, neither any holder of a Claim or Interest, or other party in interest, nor any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or the Creditors’ Committee (solely in its capacity as a committee, and not in each particular member’s capacity as an individual creditor), the Pre-Petition Term Agent, the Pre-Petition Term Lenders, or any of such parties’ respective present members (with respect to members of the Creditors’ Committee, solely with respect to the capacity of each member in furtherance of its, his, or her duties as a member of the Creditors’ Committee, and not in each particular member’s capacity as an individual creditor), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or such parties’ successors and assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for such Persons’ gross negligence or willful misconduct.

11.4 Injunction. Except as otherwise specifically provided in the Plan or the Confirmation Order, all Entities who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature related to the Debtors or the Chapter 11 Cases that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Entity has voted to accept the Plan, and any successors, assigns or representatives of such Entities shall be precluded and permanently enjoined on and after the Effective Date from (a) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or claim against the Debtors, or any assets of the Debtors which such Entities possessed or may possess prior to the Effective Date, (b) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim, Interest or any other right or claim against the Debtors or any assets of the Debtors which they possessed or may possess prior to the Effective Date, and (c) the assertion of any Claims that are released hereby.

11.5 Releases by Debtors. Except as expressly provided in this Plan, upon the Effective Date, each of the Debtors hereby (i) remises, acquits, waives, releases and forever discharges each of the Debtor Releasees, and (ii) covenants and agrees never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Debtor Releasees based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever (other than rights to enforce obligations of the Debtor Releasees under the Section 506(c) Stipulation, the Committee Settlement Stipulation, the orders of the Bankruptcy Court, the Plan and all contracts, instruments, releases and other agreements delivered in connection therewith), in law or in equity, whether or not known, suspected or claimed, that the Debtors or the Estates ever had, claimed to have, has, or may have or claim to have against the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releasees, or any of them, in each case related to the Debtors.

11.6 Releases by Holders of Claims and Interests. As of the Effective Date, to the fullest extent permitted under applicable law, in consideration for the obligations under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, and the benefits provided by the Creditor Releasees in the Plan and in the Chapter 11 Cases, each present and former holder of a Claim or Interest who votes in favor of the Plan will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors’ obligations under the Section 506(c) Stipulation, the Committee Settlement Stipulation, the orders of the Bankruptcy Court, the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan against Creditor Releasees.

11.7 Limitation of Liability. Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Liquidating Trustee, the Pre-Petition Term Agent, the Pre-Petition Term Lenders, the Creditors’ Committee, the Indenture Trustee, or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct.

11.8 Limitation on Future Funding. Except as expressly set forth in the Global Stipulations, under no circumstances shall the Pre-Petition Term Agent and the Pre-Petition Term Lenders be liable for any future funding or payments to the Debtors’ Estates, including, without limitation, for the payment of any claims arising from any deficit of the Working Capital Adjustment Escrow, the Carve-Out Escrow, the Additional Deposit Account, or the Cure Escrow Deposit Account, to satisfy any obligations arising to the beneficiaries of such accounts. The Debtors’ Estates shall be responsible for any anticipated or unanticipated deficits arising with respect to the foregoing, including any costs or claims associated with this liquidation of the Debtors, and none of the foregoing such claims shall be chargeable to, or the responsibility of, the Pre-Petition Term Agent or the Pre-Petition Term Lenders.

ARTICLE 12

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order, the occurrence of the Effective Date and the transfer of the Assets to the Liquidating Trust, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases after the Effective Date to the fullest extent legally permissible, including jurisdiction to, among other things:

(a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of all Claims and Interests;

(b) Hear and determine any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including, but not limited to, the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including, but not limited to, all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code;

(c) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(d) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any of the Debtors may be liable, including, without limitation, the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

(e) Enter orders approving the Debtors’ or the Liquidating Trust’s post-Confirmation sale or other disposition of Assets;

(f) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and the Liquidating Trust Agreement;

(g) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

(h) Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

(i) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Liquidating Trust Agreement, the Plan and the Confirmation Order;

(j) Hear and determine any matters concerning the enforcement of the provisions of Article 11 of this Plan and any other exculpations, limitations of liability or injunctions contemplated by this Plan;

(k) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Liquidating Trust Agreement, the Plan or the Confirmation Order;

(l) Permit the Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

(m) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Liquidating Trust Agreement, the Plan or the Confirmation Order;

(n) Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

(o) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Liquidating Trust Agreement or the Plan are enjoined or stayed;

(p) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

(q) Enter any orders in aid of prior orders of the Bankruptcy Court; and

(r) Enter a final decree closing the Chapter 11 Cases.

ARTICLE 13

ACCEPTANCE OR REJECTION OF THE PLAN

13.1 Persons Entitled to Vote. Classes 1 and 2 are not Impaired, and holders of Class 1 Claims and Class 2 Claims are deemed pursuant to section 1126(f) of the Bankruptcy Code to have accepted the Plan. Votes from holders of Class 1 Claims and Class 2 Claims will not be solicited. Class 3 and Class 4 are Impaired but are expected to receive a distribution under the Plan. Votes from holders of Class 3 Claims and Class 4 Claims will be solicited. Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests are Impaired and are not entitled to distributions pursuant to the Plan. Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests will be cancelled pursuant to the Plan, and holders of such Claims and Interests are deemed pursuant to section 1126(g) of the Bankruptcy Code to have rejected the Plan. Votes from holders of Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests will not be solicited.

13.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

13.3 Request for Non-Consensual Confirmation. Class 5, Class 6, Class 7A and Class 7B will receive no distribution on account of their Claims and Interests and are therefore deemed to have rejected the Plan. The Debtors therefore request that the Court confirm the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to Class 5, Class 6, Class 7A and Class 7B and, in the event Class 3 or Class 4 rejects the Plan, with respect to Class 3 or Class 4, as applicable.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Modification of the Plan. Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

14.2 Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

14.3 Governing Law. Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

14.4 No Admissions. If Confirmation or the Effective Date does not occur, nothing contained in the Plan or Disclosure Statement shall be deemed as an admission by the Debtors with respect to any matter set forth herein or therein including, without limitation, liability on any Claim or the propriety of any Claims classification.

14.5 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, at the request of the Debtors the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.6 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

14.7 Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

14.8 Preservation of Rights of Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claims; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

14.9 Defenses with Respect to Unimpaired Claims. Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors with respect to any Unimpaired Claim, including all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

14.10 No Injunctive Relief. Except as otherwise provided in the Plan or Confirmation Order, no Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief.

14.11 Saturday, Sunday or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

14.12 Entire Agreement. This Plan (together with the Liquidating Trust Agreement) sets forth the entire agreement and undertaking relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtors’ Estates shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein.

14.13 Dissolution of Creditors’ Committee. The Creditors’ Committee shall be dissolved on the Effective Date without need for a further order of the Bankruptcy Court. On the Effective Date, a Liquidating Trust Committee comprised of three members appointed by the members of the Creditors’ Committee, on behalf of the Beneficiaries, shall be established to perform the duties set forth in Section 4.14 of the Liquidating Trust Agreement.

14.14 Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

Counsel for the Debtors

Latham & Watkins LLP
Suite 5800 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606
(312) 993-9767 (facsimile)
Attn:	Josef S. Athanas, Esq.
Caroline A. Reckler, Esq.

- and –

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 891-8763
(312) 993-9767 (facsimile)
Attn:	Heather L. Fowler, Esq.

- and –

Young, Conway, Stargat & Taylor LLP
1000 West Street, 17th Floor
Wilmington, Delaware 19801
(302) 571-1253 (facsimile)
Attn:	Michael R. Nester, Esq.
Kara Hammond Coyle, Esq.

Counsel for the Official Committee of Unsecured Creditors and the Liquidating Trustee

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, NY 10036
(212) 479-6275 (facsimile)
Attn:	Cathy Hershcopf, Esq.
Seth Van Aalten, Esq.
Jay Indyke, Esq.

- and –

Benesch, Friedlander, Coplan & Aronoff
222 Delaware Avenue, Suite 801
Wilmington, Delaware 19801
(302) 442-7007 (facsimile)
Attn:	Bradford J. Sandler, Esq.

Dated: January 26, 2010

EBHI Holdings, Inc.		Karakum International Development, LLC

By:	/s/ Brent Kugman	By:	/s/ Brent Kugman
Name:	Brent Kugman	Name:	Brent Kugman
Title:	Chief Restructuring Officer	Title:	Chief Restructuring Officer

Amargosa, Inc.		Simpson Information Technology, LLC

By:	/s/ Brent Kugman	By:	/s/ Brent Kugman
Name:	Brent Kugman	Name:	Brent Kugman
Title:	Chief Restructuring Officer	Title:	Chief Restructuring Officer

Gobi Fulfillment Services, Inc.		Sandy Financial Services Acceptance Corporation

By:	/s/ Brent Kugman	By:	/s/ Brent Kugman
Name:	Brent Kugman	Name:	Brent Kugman
Title:	Chief Restructuring Officer	Title:	Chief Restructuring Officer

Arabian Diversified Sales, LLC		Sonoran Acceptance Corporation

By:	/s/ Brent Kugman	By:	/s/ Brent Kugman
Name:	Brent Kugman	Name:	Brent Kugman
Title:	Chief Restructuring Officer	Title:	Chief Restructuring Officer

Gibson Services, LLC

By:	/s/ Brent Kugman
Name:	Brent Kugman
Title:	Chief Restructuring Officer

Exhibit 1

Debtors

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number and its respective Chapter 11 Case docket number, are: EBHI Holdings, Inc. f/k/a Eddie Bauer Holdings, Inc., a Delaware corporation (2352) (Case No. 09-12099); Amargosa, Inc. f/k/a Eddie Bauer, Inc., a Delaware corporation (9737) (Case No. 09-12100); Gobi Fulfillment Services, Inc. f/k/a Eddie Bauer Fulfillment Services, Inc., a Delaware corporation (0882) (Case No. 09-12101); Arabian Diversified Sales, LLC f/k/a Eddie Bauer Diversified Sales, LLC, a Delaware limited liability company (1567) (Case No. 09-12103); Gibson Services, LLC f/k/a Eddie Bauer Services, LLC, an Ohio limited liability company (disregarded) (Case No. 09-12104); Karakum International Development, LLC f/k/a Eddie Bauer International Development, LLC, a Delaware limited liability company (1571) (Case No. 09-12105); Simpson Information Technology, LLC f/k/a Eddie Bauer Information Technology, LLC, a Delaware limited liability company (disregarded) (Case No. 09-12106); Sandy Financial Services Acceptance Corporation f/k/a Financial Services Acceptance Corporation, a Delaware corporation (7532) (Case No. 09-12107); and Sonoran Acceptance Corporation f/k/a Spiegel Acceptance Corporation, a Delaware corporation (7253) (Case No. 09-12108).

Exhibit 2

Liquidating Trust Agreement

Exhibit 3

Assumed Executory Contracts